                                                                   EXHIBIT 10.42

FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $35,988,000, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $5,198,000, AND THE YIELD TO MATURITY COMPOUNDED QUARTERLY IS LIBOR PLUS 7.14% ASSUMING NO OPTIONAL PRINCIPAL PREPAYMENTS AND ASSUMING THE APPRAISED VALUE REMAINS CONSTANT FOR THE LIFE OF THIS SENIOR SECURED DISCOUNT NOTE.

                          SENIOR SECURED DISCOUNT NOTE

$35,988,000                                                    DECEMBER 23, 2004

FOR VALUE RECEIVED, FTCHP LLC, a Delaware limited liability company ("MAKER"), hereby unconditionally promises to pay to the order of Citibank, N.A. ("PAYEE"), at the principal office of Heritage Bank, SSB, as Administrative Agent ("ADMINISTRATIVE AGENT") under the Loan Agreement (defined below), at Two Galleria Tower, Suite 2220, 13455 Noel Road, Dallas, Texas 75240, or such other office as Administrative Agent designates, the principal sum of THIRTY-FIVE MILLION NINE HUNDRED AND EIGHTY-EIGHT THOUSAND AND NO/100 DOLLARS ($35,988,000) together with accrued interest thereon at the rate set forth in the Loan Agreement, in lawful money of the United States of America. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

The unpaid principal amount of this promissory note (this "NOTE") shall and may be payable in accordance with the terms of SECTIONS 3.1(b), 3.2(b) and 3.3 (a) of the Loan Agreement.

The unpaid principal amount of this Note shall bear interest from the date of advance until maturity in accordance with SECTIONS 3.4 AND 3.7 of the Loan Agreement. Interest on this Note shall be payable in accordance with SECTIONS 3.1(b) and 3.2(a) of the Loan Agreement.

This Note has been executed and delivered pursuant to that certain Senior Secured Term Loan Agreement (as amended, modified, supplemented, restated or amended and restated from time to time, the "LOAN AGREEMENT"), dated as of even date herewith, by and among the Maker, Administrative Agent, and Lenders and is one of the "SENIOR SECURED DISCOUNT NOTES" referred to therein. This Note evidences loans made under the Loan Agreement, and the holder of this Note shall be entitled to the benefits provided in the Loan Agreement. Reference is hereby made to the Loan Agreement for a statement of: (a) the prepayment rights and obligations of the Maker; (b) the collateral for the repayment of this Note; and
(c) the events upon which the maturity of this Note may be accelerated.

If this Note, or any installment or payment due hereunder, is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, the Maker agrees to pay all out-of-pocket costs of collection, including, but not limited to, reasonable attorneys' fees incurred by the holder hereof and costs of appeal as provided in the Loan Agreement. All past-due principal of, and, to the extent permitted by applicable law, past-due interest on this Note shall bear interest until paid at the Default Rate as provided in the Loan Agreement.

The Maker and all sureties, endorsers, guarantors and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, jointly and severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party, and any notice of or defense on account of any extensions,

                SENIOR SECURED DISCOUNT NOTE FOR CITIBANK, N.A.

renewals, partial payment, or any releases or substitutions of any security, or any delay, indulgence, or other act of any trustee or any holder hereof, whether before or after maturity.

Pursuant to Section 5-1401 of the New York General Obligations Law, the substantive laws of the State of New York, without regard to the choice of law principals that might otherwise apply, and the applicable federal laws of the United States of America, shall govern the validity, construction, enforcement and interpretation of this Note.

                                 FTCHP LLC, a Delaware limited liability company

                                 By: /s/ Derek J. Kerr
                                     -----------------------
                                     Derek J. Kerr
                                     President

                SENIOR SECURED DISCOUNT NOTE FOR CITIBANK, N.A.